UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2017

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

On June 12, 2017, AvalonBay Communities, Inc. (the “Company”) priced a public offering (the “Offering”) of an aggregate of $300,000,000 principal amount of its 4.15% Medium Term Notes due 2047 (the “Notes”).  The Offering was made pursuant to a Pricing Supplement dated June 12, 2017, a Prospectus Supplement dated May 6, 2015 and a Prospectus dated February 19, 2015 relating to the Company’s Shelf Registration Statement on Form S-3 (File No. 333-202185).  The Terms Agreement, dated June 12, 2017, by and among the Company and Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the agents named therein, is filed herewith as Exhibit 1.1.

The Notes were issued under an Indenture between the Company and The Bank of New York Mellon, as trustee, dated as of January 16, 1998, as supplemented by a First Supplemental Indenture dated as of January 20, 1998, a Second Supplemental Indenture dated as of July 7, 1998, an Amended and Restated Third Supplemental Indenture dated as of July 10, 2000, a Fourth Supplemental Indenture dated as of September 18, 2006, and a Fifth Supplemental Indenture dated as of November 21, 2014.

The Notes bear interest from June 21, 2017, with interest on the Notes payable semi-annually on January 1 and July 1, beginning on January 1, 2018.  The  Notes will mature on July 1, 2047.  The Company will use the aggregate net proceeds, after underwriting discounts and other transaction-related costs, of approximately $296,725,000 from the sale of the Notes, supplemented by cash balances on hand and (to the extent required) borrowings under its unsecured revolving credit facility, to prepay all indebtedness outstanding under the Company’s Freddie Mac secured debt pool, which matures on May 1, 2019, and to pay a related yield maintenance penalty as described below. The 5.86% per annum fixed rate debt pool was originated in April 2009 and included 12 collateral properties as of June 1, 2017, each subject to a separate mortgage and collectively subject to a master cross-collateralization agreement and a master substitution agreement. The aggregate principal amount of secured indebtedness outstanding in connection with this debt pool was $556,312,883 as of June 1, 2017, the date for which the Company made the most recent payment of principal and interest. Prepayment of the debt pool requires the payment of a yield maintenance penalty, which was estimated to be approximately $34,000,000 as of June 8, 2017. The yield maintenance penalty is computed based on a U.S. Treasury rate that has a remaining term commencing five business days prior to the payoff date through the expiration of the yield maintenance window, and the exact amount of the yield maintenance penalty is therefore subject to change. Settlement occurred on June 21, 2017.

ITEM 9.01           Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

1.1*	Terms Agreement, dated June 12, 2017, among the Company and the agents named therein.
5.1*	Legal Opinion of Goodwin Procter LLP, dated June 21, 2017.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: June 21, 2017	By:	/S/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer